CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 16, 1998, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-44905) and related Prospectus of ClimaChem, Inc. for the registration of $105,000,000 of its 10 3/4% Senior Notes, Series B, due 2007.




                                   /s/ Ernst & Young LLP


                                        Ernst & Young LLP

Oklahoma City, Oklahoma
April 8, 1998